Exhibit 10.1

Execution Version

CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed as of the 10th day of April, 2012 (the “Seventh Amendment Effective Date”), by and among EDGEN MURRAY CORPORATION, a Nevada corporation (the “US Borrower”), EDGEN MURRAY CANADA INC., an Alberta corporation (the “Canadian Borrower”), EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058 (the “UK Borrower”), EDGEN MURRAY PTE. LTD., an entity organized under the laws of Singapore (the “Singapore Borrower”, and together with the US Borrower, the Canadian Borrower and the UK Borrower, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, and THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED, as the Singapore Administrative Agent and the Singapore Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, certain affiliates of the Borrowers, the Lenders, the Agents and the Issuing Bank are parties to that certain Credit Agreement dated as of May 11, 2007 (as amended, supplemented and modified from time to time, the “Credit Agreement;” unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement), pursuant to which the Lenders provide certain financing to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that in conjunction with, and concurrent with the closing of, an initial public offering of shares of Edgen Group Inc., a Delaware corporation, which will be established as an indirect holding company of the Borrowers (“Pubco”), the Borrowers and certain of their Affiliates intend to effect a restructuring of the ownership and capital structure of the Borrowers and certain of their Affiliates (the “Restructure”) as more particularly described in, and set forth in, the steps plan which is attached hereto as Exhibit A (as such steps plan may be amended, modified or supplemented from and after the date hereof but only to the extent such amendment, modification or supplement is disclosed to Administrative Agent prior to the Restructure Effective Date and is not adverse in any material respect to the interests of the Agents or the Lenders and excluding any components thereof expressly designated as “optional,” “Steps Plan”); and

WHEREAS, Borrowers have requested that (a) the Lenders consent to the Restructure, and (b) certain provisions of the Credit Agreement be amended concurrent with the completion of the Restructure; and

WHEREAS, the Borrowers have requested that Edgen Murray II, L.P. (the “Partnership”) be released from its obligations under the Loan Documents concurrent with the completion of the Restructure; and

WHEREAS, the Borrowers have requested that certain provisions of the Credit Agreement unrelated to the Restructure be amended in certain respects with immediate effect; and

WHEREAS, in reliance on the representations, warranties, covenants and agreements contained herein, and subject to the terms, and satisfaction or waiver of the applicable conditions precedent set forth herein, the Lenders are willing to provide the consents and enter into the amendments to the Credit Agreement requested by the Borrowers.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows:

SECTION 1. Consent to Restructure. Subject to the satisfaction of each of the conditions set forth in Section 6 hereof prior to or concurrent with the Restructure, the Lenders consent to the Restructure pursuant to and in accordance with the Steps Plan and waive any provision of the Credit Agreement and the other Loan Documents which would operate to prohibit the Restructure in accordance with the Steps Plan. Such waiver and consent are strictly limited to the extent necessary to permit the Restructure in accordance with the Steps Plan.

SECTION 2. Release of Partnership. On the Restructure Effective Date (as defined below), and subject to the prior or concurrent satisfaction of each of the conditions set forth in Section 6 hereof, (a) Partnership shall be released from its obligations under the Loan Documents, and (b) all property of Partnership shall be released from the Liens of the Collateral Documents. Such releases shall be evidenced by a written release (the “Partnership Release”) substantially in the form of Exhibit B hereto to be executed and delivered by Administrative Agent on the Restructure Effective Date. For the avoidance of doubt, Partnership shall be released from any of its obligations under the Loan Documents and the property of Partnership shall be released from the Liens of the Collateral Documents irrespective of whether such Partnership Release has been executed and delivered by Administrative Agent upon the prior or concurrent satisfaction of each of the conditions set forth in Section 6 hereof. Each Lender hereby consents and agrees to the release of the Partnership and its property pursuant to this Section 2 and authorizes Administrative Agent to execute and deliver the Partnership Release pursuant to this Section 2 and to take such other action as Administrative Agent deems necessary or appropriate or as is reasonably requested by the Borrowers to evidence the release of all property of Partnership from the Liens of the Collateral Documents (it being understood that all of the Collateral Documents shall continue in full force and effect as to each other Loan Party other than the Partnership).

SECTION 3. Amendments to the Credit Agreement—Restructure Matters. On the Restructure Effective Date, and subject to the satisfaction of each of the conditions precedent set forth in Section 6 hereof, the Credit Agreement shall be amended in the manner provided in this Section 3.

3.1 Definition of Change of Control. The definition of “Change of Control” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Change in Control” means (a) any Unrelated Person or Unrelated Persons, acting together, which would constitute a Group together with Affiliates and Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 35% of the aggregate voting power of the Equity Interest in Pubco entitled to vote on a fully diluted basis and such percentage owned is greater than the percentage of the aggregate voting power of the Equity Interest in Pubco entitled to vote on a fully diluted basis then Beneficially Owned by the Permitted Investors, or (ii) succeed in having a sufficient number of its or their nominees elected to the board of directors of Pubco such that such nominees, when added to any existing director remaining on such board of directors of Pubco after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the governing body of Pubco; (b) Pubco shall cease to Control Holdings, (c) Holdings shall cease to own, directly or indirectly, 100% of the outstanding Equity Interests in the US Borrower and the UK Borrower, in each case on a fully diluted basis, or (d) so long as any Senior Notes remain outstanding, the occurrence of any “Change of Control” as such term is defined in the Senior Notes Indenture. As used herein (A) “Beneficially Own” means “beneficially own” as defined in Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; (B) “Group” means a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (C) “Unrelated Person” means at any time any Person other than the Permitted Investors; and (D) “Related Person” of any Person means any other Person owning (1) 10% or more of the outstanding Equity Interests of such Person or (2) 10% or more of the voting power of the Equity Interest in such Person entitled to vote on a fully diluted basis.

3.2 Definition of Fixed Charge Coverage Ratio. The definition of “Fixed Charge Coverage Ratio” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal quarter of Holdings and its consolidated Subsidiaries for the Fixed Charge Coverage Period then ended, of (a) EBITDA minus Capital Expenditures minus taxes paid in cash (net of refunds received in cash) to (b) the sum of cash Interest Expense plus scheduled principal payments on Indebtedness (after giving effect to any reductions in scheduled principal payments attributable to any optional or mandatory prepayment) plus management fees, dividends or distributions paid in cash plus all payments made in cash in respect of any earnout or similar obligations with respect to any Acquisition, including the Petro Acquisition, all calculated for such period, without duplication, for Holdings and its consolidated Subsidiaries (or, in the event a Fixed Charge Coverage Period covers a period of time prior to the Restructure A Effective Date, for Partnership and the entities that constituted its consolidated Subsidiaries for that portion of the applicable calculation period occurring prior to the Restructure A Effective Date, and for Holdings and its consolidated Subsidiaries for that portion of the applicable calculation period occurring on and following the Restructure A Effective Date) on a consolidated basis in accordance with GAAP.

3.3 Definition of Holdings. The definition of “Holdings” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Holdings” as used in the Credit Agreement and in the other Loan Documents means EM Holdings LLC, a Delaware limited liability company.

3.4 Definition of JCP. The definition of “JCP” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“JCP” means Jefferies Capital Partners, LLC, a Delaware limited liability company.

3.5 Definition of JCP Funds. The definition of “JCP Funds” contained in Section 1.01 of the Credit Agreement shall be amended and restated in as follows:

“JCP Funds” means JCP, JCP Partners IV, LLC, a Delaware limited liability company, Jefferies Capital Partners IV L.P., a Delaware limited partnership, and Jefferies Employee Partners IV LLC, a Delaware limited liability company.

3.6 Definition of Permitted Acquisitions. Clause (k) in the definition of “Permitted Acquisitions” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(k) the Fixed Charge Coverage Ratio for Holdings and its consolidated Subsidiaries (or, in the event an applicable calculation period covers a period of time prior to the Restructure A Effective Date, for Partnership and the entities that constituted its consolidated Subsidiaries for that portion of the applicable calculation period occurring prior to the Restructure A Effective Date, and for Holdings and its consolidated Subsidiaries for that portion of the applicable calculation period occurring on and following the Restructure A Effective Date) after giving effect to such Acquisition shall be greater than 1.10 to 1.00 for the most recently completed twelve month period (calculated on a pro forma basis in a manner acceptable to the Administrative Agent) and assuming that for purposes of calculating such Fixed Charge Coverage Ratio for such period such Acquisition and any Indebtedness and related interest expense incurred in connection therewith occurred on the first day of such applicable period;

3.7 Definition of Permitted Investors. The definition of “Permitted Investors” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Permitted Investors” means the JCP Parties and the Persons set forth on Schedule 1.03.

3.8 Definition of Restructure A. The definition of “Restructure A” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Restructure A” means the transactions set forth in and collectively referred to as the “Restructure” in the Seventh Amendment.

3.9 Definition of Restructure A Effective Date. The definition of “Restructure A Effective Date” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Restructure A Effective Date” means the “Restructure Effective Date” as such term is defined in the Seventh Amendment.

3.10 New Definitions. Section 1.01 of the Credit Agreement shall be amended by inserting the following new defined terms in appropriate alphabetical order:

“B&L Supply Tax Liability” means, for any fiscal year of Holdings, the Taxes payable in cash by any direct or indirect parent of Holdings during such fiscal year attributable to the income of B&L Supply allocated to the US Borrower or Holdings in respect of the US Borrower’s or Holdings’ Investment in B&L Supply.

“B&L Supply Tax Distribution Cap” means, for any fiscal year of Holdings, an amount equal to the lower of (a) $3,000,000, and (b) the remainder of (i) the B&L Supply Tax Liability for such fiscal year, and (ii) the distributions paid in cash by B&L Supply to the US Borrower or Holdings during such fiscal year.

“EDG LLC” means EDG Holdco LLC, a Delaware limited liability company.

“Partnership” means Edgen Murray II, L.P., a Delaware limited partnership.

“Pubco” means Edgen Group Inc., a Delaware corporation, which is the ultimate parent of the Loan Parties.

3.11 Amendment to Section 3.15 of the Credit Agreement. Section 3.15 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Section 3.15 Capitalization and Subsidiaries. Schedule 3.15A sets forth as of the Restructure A Effective Date (a) a correct and complete list of the name and relationship to Pubco of each and all of Pubco’s subsidiaries, (b) a true and complete listing of each class of authorized Equity Interests of each subsidiary of Pubco, of which all of such Equity Interests (to the extent such concepts are relevant with respect to such ownership interests) are duly authorized, validly issued, fully paid, non-assessable, outstanding and owned beneficially and of record by the Persons identified on Schedule 3.15A, and (c) the type of entity of Pubco and each of its subsidiaries. A copy of the complete organizational structure chart as of the Restructure A Effective Date and after giving effect to the consummation of Restructure A, is attached as Schedule 3.15B.

3.12 Amendments to Section 6.03 of the Credit Agreement. Clauses (c) and (d) of Section 6.03 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

(c) Holdings will not (i) engage in any business or activity other than the direct or indirect ownership of the outstanding Equity Interests of B&L Supply, US Borrower, UK Holdco and any other Subsidiary (including any Subsidiary created or acquired in connection with a Permitted Acquisition) and activities incidental thereto or (ii) own or acquire any assets (other than Equity Interests provided in the preceding clause (i) and the cash proceeds of any Restricted Payments permitted by Section 6.08) or incur any liabilities (other than liabilities under the Loan Documents and the Senior Notes Documents, liabilities reasonably incurred in connection with the maintenance of its existence and liabilities otherwise permitted hereby). Nothing in this clause (c) shall be construed to restrict Holdings from receiving capital contributions from Persons who are not Loan Parties, or from applying the proceeds thereof to Investments in the Borrowers, UK Holdco or any of their Subsidiaries.

(d) [Intentionally Deleted]

3.13 Amendments to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement shall be amended as follows:

(a) Clause (a) of Section 6.08 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay distributions with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional preferred or common Equity Interests; (ii) the US Borrower and/or the UK Borrower (directly or through any direct or indirect parent of the US Borrower or UK Borrower) may declare and pay distributions to Holdings (which distributions, if paid, shall be further distributed through a series of dividends or distributions in a like amount to Pubco, B&L Holdings, the Partnership and/or any direct or indirect parent of Holdings) to the extent necessary to permit (A) Pubco, B&L Holdings, the Partnership and/or any direct or indirect parent of Holdings to purchase Equity Interests of Pubco, B&L Holdings, the Partnership and/or any direct or indirect parent of Holdings from present or former directors, officers or employees (or their heirs or estates) of Pubco, EDG LLC, any Loan Party or any Subsidiary upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of distributions under this clause (ii)(A) subsequent to the Restructure A Effective Date (net of any proceeds received by Holdings, Pubco, B&L Holdings, the Partnership and/or any direct or indirect parent of Holdings and contributed to the US Borrower or the UK Borrower (directly or through any direct or indirect parent of the US Borrower or UK Borrower) in connection with resales of Equity Interests so purchased) shall not exceed $2,000,000, (B) Holdings, Pubco, B&L Holdings, the Partnership and/or any direct or indirect parent of Holdings to pay corporate overhead expenses of such Persons (including corporate, administrative and housekeeping expenses of a public holding company including expenses relating to the direct or indirect ownership of Equity Interests of any Subsidiary (including any Subsidiary created or acquired in connection with a permitted Investment) and any other expenses incidental to its ownership of such Equity Interests, retaining employees and consultants, holding annual and special meetings, making public filings, issuing financial statements, administering employee benefit and other equity programs, becoming liable with respect to Indebtedness (including the repayment thereof) and equity (including the issuance and repurchase thereof), opening bank accounts, obtaining insurance, paying taxes and expenses and engaging counsel, auditors, financial advisors and other agents) and to pay the usual and customary compensation of the officers and directors of Pubco and/or its Subsidiaries (other than B&L Supply) in an aggregate amount for all distributions pursuant to this clause (ii)(B) not exceeding, in any calendar year, the lower of (1) $10,000,000, or (2) the sum of $1,000,000 plus 85% of the corporate overhead expenses of the Persons referenced above and compensation of officers and directors of Pubco and/or its Subsidiaries (other than B&L Supply) and which are actually incurred and paid in cash during such calendar year by Pubco, B&L Holdings, the Partnership, Holdings and/or any direct or indirect parent of Holdings, and (C) Holdings or any direct or indirect parent of Holdings to pay B&L Supply Tax Liability in aggregate amount for all distributions pursuant to this clause (ii)(C) not exceeding in any fiscal year of Holdings, the B&L Supply Tax Distribution Cap Amount for such fiscal year; (iii) Holdings may declare and pay distributions in accordance with its organizational documents from distributions paid directly or indirectly by the US Borrower and the UK Borrower in compliance with clauses (iv) and (v) of this Section 6.08(a), so long as (A) no Default has occurred or is continuing or would result after giving effect to such distribution, (B) immediately after giving effect to such distribution Aggregate Availability is not less than $44,500,000 and (C) the Fixed Charge Coverage Ratio (after giving effect to such distribution) would not be less than 1.10 to 1 for the most recently completed Fixed Charge Coverage Period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period such distribution occurred on the first day of such period; (iv) the US Borrower may pay dividends to Holdings or any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a UK Loan Party, Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the US Borrower) so long as, (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, US Availability is not less than $16,500,000; (v) the UK Borrower may pay dividends to Holdings or any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower (which dividends may be paid to such Person through a series of dividends in a like amount first paid to any Loan Party (other than a Canadian Loan Party, UAE Loan Party or Singapore Loan Party) which is a direct or indirect parent of the UK Borrower) so long as (A) no Default has occurred which is continuing, and (B) immediately after giving effect to such payment, UK Availability is not less than $18,000,000; (vi) Subsidiaries of the US Borrower, UK Borrower, UAE Borrower and Singapore Borrower may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; (vii) any Loan Party which is a direct or indirect parent of the US Borrower or the UK Borrower or any other Subsidiary of Holdings (other than the US Borrower, UK Borrower, UAE Borrower, Singapore Borrower or any of their Subsidiaries) may pay dividends to the holders of their Equity Interests in accordance with the respective terms of such Equity Interests; and (viii) upon the completion of the dividend or transfer of the ownership interests in the Singapore Borrower and the UAE Borrower by the UK Borrower to Holdings, any UK Loan Party or any direct or indirect parent of a UK Loan Party in exchange for promissory notes which subsequently may be dividended by the UK Borrower (through any of its direct or indirect parents) to the issuer of such promissory notes, the UAE Borrower and the Singapore Borrower may pay dividends to any direct or indirect parent of the UAE Borrower and Singapore Borrower (which dividends may be paid through a series of dividends in a like amount first paid to any other direct or indirect parent of the UAE Borrower and the Singapore Borrower) to permit such direct or indirect parent of the UAE Borrower or the Singapore Borrower to fund the payment of its pro rata share of UK Holdco’s share of scheduled interest and principal payments and applicable mandatory prepayments then due and owing under the Senior Notes or any permitted refinancing thereof; provided, that (1) the aggregate amount of all such payments and prepayments made by the Singapore Borrower shall not exceed $5,000,000 during any consecutive twelve month period and (2) the aggregate amount of all such payments and prepayments made by the UAE Borrower shall not exceed $5,000,000 during any consecutive twelve month period.

(b) Clause (b)(iv) of Section 6.08 of the Credit Agreement shall be amended to delete the reference to “and” immediately after the semi-colon;

(c) Clause (b)(v) of Section 6.08 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(v) optional prepayment of Indebtedness (in the case of the Term Loans subject to the terms of the Intercreditor Agreement); provided, that (A) no Default has occurred or is continuing or would result after giving effect to such payment, (B) immediately after giving effect to such prepayment Aggregate Availability is not less than $44,500,000, and (C) the Fixed Charge Coverage Ratio for Holdings and its consolidated Subsidiaries (or, in the event an applicable calculation period covers a period of time prior to the Restructure A Effective Date, for Partnership and the entities that constituted its consolidated Subsidiaries for that portion of the applicable calculation period occurring prior to the Restructure A Effective Date, and for Holdings and its consolidated Subsidiaries for that portion of the applicable calculation period occurring on and following the Restructure A Effective Date) after giving effect to such repayment or repurchase would not be less than 1.10 to 1 for the most recently completed twelve month period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Administrative Agent) such repayment or repurchase occurred on the first day of such applicable period;

(d) New clauses (b)(vi) and (vii) of Section 6.08 of the Credit Agreement shall be added to the end of such section which shall read in full as follows:

(vi) within ninety (90) days after the Restructure A Effective Date, the US Borrower may repay up to $135,000,000 of Senior Notes solely with proceeds of the IPO which have been contributed to the US Borrower; provided, that (A) no Default has occurred which is continuing or would result after giving effect to such repayment and (B) immediately after giving effect to such repayment Aggregate Availability is not less than $44,500,000; and

(vii) optional prepayment of Indebtedness (in addition to any prepayment permitted by clause (v)) from the proceeds of capital contributions from Persons who are not Loan Parties; provided, that (A) no Default has occurred which is continuing or would result after giving effect to such prepayment, (B) (other than with respect to capital contributions resulting from the refinancing of Indebtedness of a Loan Party with Indebtedness incurred by a Person who is not a Loan Party) immediately after giving effect to such prepayment Aggregate Availability is not less than $44,500,000, and (C) such prepayment is made substantially simultaneous with the receipt of the proceeds of such capital contribution.

3.14 Amendment to Section 6.09 of the Credit Agreement. Section 6.09 of the Credit Agreement shall be amended by deleting the existing clause (j) thereof in its entirety and by replacing the reference to clause “(k)” with a reference to clause “(j)”.

3.15 Amendment to Section 10.01 of the Credit Agreement. Clause (a) of Section 10.01 of the Credit Agreement shall be amended to delete the reference to the phrase “each Interco,” in its entirety.

3.16 Amendment to Schedules 3.15, 3.15A, 3.15B and 3.15C. Schedules 3.15A and 3.15B to the Credit Agreement shall be deleted in their entirety and replaced with Schedules 3.15A and 3.15B received by the Administrative Agent from the Borrower Representative on or prior to the Restructure Effective Date. Schedules 3.15 and 3.15C to the Credit Agreement shall be deleted in their entirety on the Restructure Effective Date.

3.17 Amendment to Schedule 1.03. Schedule 1.03 to the Credit Agreement shall be deleted in its entirety and replaced with Schedule 1.03 attached hereto.

3.18 General Amendments Regarding Holdings. Each reference to “Holdings” in the definitions of “Intercreditor Agreement”, “Recapitalization Agreement”, “Recapitalization Transactions”, “Senior Notes Issuance Conditions”, “Term Loan Agreements”, and “Term Loan Documents” contained in Section 1.01 of the Credit Agreement, and each reference to “Holdings” contained in Sections 3.04(e) and 3.22 of the Credit Agreement, shall be deleted in its entirety and such definitions and sections shall be amended to insert “the Partnership” in lieu thereof.

SECTION 4. Amendments to the Credit Agreement — General. Subject to the satisfaction of each condition precedent set forth in Section 5 hereof, the Credit Agreement shall be amended effective as of the Seventh Amendment Effective Date in the manner provided in this Section 4.

4.1 Definition of Commitment Fee Rate — Singapore. The definition of “Commitment Fee Rate — Singapore” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Commitment Fee Rate — Singapore“ means .65%.

4.2 Definition of Eligible Accounts. Clause (o) of the definition of “Eligible Accounts” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(o) which is owed by any Affiliate, employee, officer, director, or agent of any Loan Party (for the avoidance of doubt, including, without limitation, Bourland and its Affiliates, but excluding General Electric Corporation and its Affiliates);

4.3 Definition of Foreign Subsidiary. The definition of “Foreign Subsidiary” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Foreign Subsidiary“ means any subsidiary of Holdings that is not organized under the laws of the United States of America, including any UK Subsidiary, Canadian Subsidiary, Singapore Subsidiary, UAE Subsidiary; provided that each Brazil Holdco shall be treated as a Foreign Subsidiary even though organized under the laws of the State of South Dakota.

4.4 Definition of UK Holdco. The definition of “UK Holdco” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“UK Holdco” means EMGH Limited, a private limited company organized under the laws of the United Kingdom.

4.5 Definition of UK Loan Parties. The definition of “UK Loan Parties” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“UK Loan Parties“ means (a) Pipe, (b) the UK Borrower, (c) UK Holdco, (d) each Brazil Holdco and (e) each of such Person’s UK Subsidiaries and any other Person which is formed or organized under the laws of the United Kingdom or under the laws of any province or territory in the United Kingdom or which is a Brazilian Subsidiary and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement and entered into Security Agreements and otherwise complied with the provisions of Section 5.14 (in the case of the Brazilian Subsidiaries, without giving effect to clause (d) of Section 5.14).

4.6 Definition of US Loan Parties. The definition of “US Loan Parties” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“US Loan Parties“ means (a) the US Borrower and (b) each of the US Borrower’s domestic subsidiaries and any other Person which is formed or organized under the laws of the United States or under the laws of the state or territory of the United States and who becomes a party to this Agreement pursuant to a Loan Party Joinder Agreement, and their successors and assigns; provided that the Brazilian Holdcos shall not be treated as US Loan Parties even though organized under the laws of the State of South Dakota.

4.7 New Definitions. Section 1.01 of the Credit Agreement shall be amended by inserting the following new defined terms in appropriate alphabetical order:

“B&L Holdings” means Bourland & Leverich Holdings LLC, a Delaware limited liability company.

“B&L Supply” means Bourland & Leverich Supply Co. LLC, a Delaware limited liability company.

“Bourland” means B&L Holdings, B&L Supply and their subsidiaries.

“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement dated as of April [__], 2012, by and among the Borrowers, the other Loan Parties, the Agents and the Lenders.

“Singapore Warehouse” means that certain 4 story regional head office cum warehouse located on the piece of land known as Lot A2583200 at 7 Tuas South Street 5, Singapore 637136 in the Republic of Singapore including the buildings erected thereon.

“Syndication Agent” means Bank of America, N.A.

4.8 Deleted Definitions. Section 1.01 of the Credit Agreement shall be amended to delete the definitions of “Interco”, “New Holdco”, and “Restructure B” in their entirety.

4.9 Amendment to Section 5.08 of the Credit Agreement. The first sentence of Section 5.08(a) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

The proceeds of the Revolving Loans, other than the UAE Revolving Loans, will be used only (i) to finance the Recapitalization Transactions including any expenses relating thereto, (ii) to finance the working capital and capital expenditure needs of the applicable Borrower, (iii) for the Petro Acquisition and Permitted Acquisitions including any expenses relating thereto, (iv) for general corporate purposes of the applicable Borrower in the ordinary course of business, including payments of, or in respect of, Indebtedness to the extent such payments are permitted under Section 6.08(b) hereof, and (v) to finance the expenses incurred in connection with the Transactions and other uses acceptable to the Administrative Agent; provided that from and after the Seventh Amendment Effective Date, the proceeds of the Singapore Revolving Loans will be used only for the purposes set forth in the foregoing clauses (ii), (iv) and (v) (to the extent the expenses and other uses referred to in clause (v) relate to clauses (ii) and (iv) or otherwise would not constitute financial assistance under Singapore law).

4.10 Amendments to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement shall be amended as follows:

(a) Clause (n) of Section 6.01 of the Credit Agreement shall be amended to delete the reference to “and” immediately after the semi-colon.

(b) Clause (o) of Section 6.01 of the Credit Agreement shall be amended to replace the period at the end of the clause with a reference to “; and”.

(c) A new clause (p) of Section 6.01 of the Credit Agreement shall be added to the end of such section which shall read in full as follows:

(p) Indebtedness of the Singapore Borrower in a principal amount not exceeding $10,000,000 outstanding at any time secured solely by the Liens permitted by Section 6.02(q) hereof.

4.11 Amendments to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement shall be amended as follows:

(a) Clause (o) of Section 6.02 of the Credit Agreement shall be amended to delete the reference to “and” immediately after the semi-colon.

(b) Clause (p) of Section 6.02 of the Credit Agreement shall be amended to replace the period at the end of the clause with a reference to “; and”.

(c) A new clause (q) of Section 6.02 of the Credit Agreement shall be added to the end of such section which shall read in full as follows:

(q) Liens on the Singapore Warehouse, insurance relating thereto and proceeds of the foregoing (including the deposit account into which any such proceeds may be deposited) securing Indebtedness of the Singapore Borrower permitted pursuant to Section 6.01(p).

4.12 Amendments to Section 6.10 of the Credit Agreement. Section 6.10 of the Credit Agreement shall be amended as follows:

(a) Clause (i) of the proviso to Section 6.10 shall be amended and restated in its entirety to read as follows:

(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, the Senior Notes Documents, the Term Loan Documents or any agreement related to the Indebtedness permitted by Section 6.01(p) hereof,

4.11 Amendments to Article VIII of the Credit Agreement. The following shall be added to the end of Article VIII:

Notwithstanding any provision to the contrary contained in this Agreement, the Syndication Agent in its capacity as such, shall not have any duties or responsibilities, nor shall the Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent in its capacity as such.

SECTION 5. Conditions Precedent to Amendment. This Amendment shall be effective as of the Seventh Amendment Effective Date when the following conditions precedent have been satisfied:

5.1 Amendment. The Administrative Agent shall have received counterparts of this Amendment executed on behalf of each Loan Party, each Agent and the Required Lenders; provided, that Section 2 hereof shall not be effective unless and until this Amendment is executed by each Agent, each Loan Party and all Lenders.

5.2 Absence of Defaults. No Default or Event of Default shall exist.

5.3 Expenses. The Loan Parties shall have paid to the Administrative Agent all outstanding costs and expenses owing to the Administrative Agent as of such date, including, without limitation, the reasonable fees, disbursements and other charges of Vinson & Elkins LLP, counsel to the Administrative Agent, as well as any necessary local counsel.

5.4 Fees. The Loan Parties shall have paid to each Lender an amendment fee in the amount of 0.075% of the aggregate U.S. Revolving Commitment and Singapore Revolving Commitment of such Lender and shall have paid to JPMorgan Chase Bank, N.A. all fees required to be paid by the Loan Parties to Chase pursuant to any fee letter entered into in connection with this Amendment.

SECTION 6. Effectiveness of Consent to Restructure, Release of Partnership and Restructure Amendments.

6.1 Conditions. The effectiveness of the consents contained in Section 1 hereof, the obligation of Administrative Agent to deliver the Partnership Release pursuant to Section 2 hereof and the effectiveness of the amendments to the Credit Agreement contained in Section 3 hereof are subject to the prior or concurrent satisfaction of each of the following conditions:

(a) Pubco shall have completed an initial public offering of common stock pursuant to an effective registration statement under the Securities Act of 1933 (as amended) on a firm commitment basis in which the aggregate Net Proceeds received by Pubco are not less than $100,000,000 (the “IPO”).

(b) The Restructure shall have been completed substantially in accordance with the Steps Plan (other than any components thereof expressly designated as “optional” on the Steps Plan).

(c) The Administrative Agent shall have received copies of all of the material agreements, instruments and undertakings to which any of the Loan Parties are bound or by which any such Person or any of its Property is bound or affected relating to, or arising out of, the Restructure (and expressly including all modifications, amendments and supplements to the Senior Notes Documents entered into in connection with the Restructure) (the “Restructure Documents”), each of which shall be certified by the Borrower Representative as true, correct and complete.

(d) Holdings (for this purpose as defined in the Credit Agreement after giving effect to the amendments in Section 3 hereof) shall have entered into a Loan Party Joinder Agreement and Collateral Documents, and executed and delivered, or caused to be executed and delivered, to the Applicable Agents such documents, agreements and instruments (including opinions of counsel), and taken or caused to be taken all such further actions which would be required pursuant to Section 5.14(a) and (b) of the Credit Agreement if Holdings were a newly acquired or organized Subsidiary of a Loan Party, and pursuant to which Holdings will become a party to the Credit Agreement and the other Loan Documents as a Loan Party and provide security over is property and assets of the type that constitutes Collateral granted by the other Loan Parties.

(e) The Partnership shall have been released in full from all of its obligations and liabilities under the Senior Notes Documents.

(f) The Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent, an amendment or joinder to the Senior Notes Intercreditor Agreement duly executed and delivered by Holdings (for this purpose as defined in the Credit Agreement after giving effect to the amendments in Section 3 hereof) (and an acknowledgment from the parties thereto), in each case as deemed reasonably necessary by the Administrative Agent.

(g) The Administrative Agent shall have received an updated perfection certificate with respect to Holdings (for this purpose as defined in the Credit Agreement after giving effect to the amendments in Section 3 hereof) after giving effect to the Restructure.

(h) The Administrative Agent shall have received, each in form and substance reasonably satisfactory to the Administrative Agent, Schedules 3.15A and 3.15B pursuant to Section 3.16 of this Amendment.

(i) Each Lender shall have received such information as it shall have reasonably requested with respect to Holdings (for this purpose as defined in the Credit Agreement after giving effect to the amendments in Section 3 hereof) and each direct or indirect parent company of Holdings (for this purpose as defined in the Credit Agreement after giving effect to the amendments in Section 3 hereof) in order to comply with “know your customer” requirements under applicable law and such Lender’s internal policies.

(j) Each representation and warranty of the Loan Parties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects after giving effect to the Restructure and the amendments to the Credit Agreement contained in Section 3 hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

(k) No Default or Event of Default shall have occurred which is continuing before and after giving effect to the Restructure and the amendments to the Credit Agreement contained in Section 3 hereof.

(l) Administrative Agent shall have received a certificate from the Borrower Representative in form and substance satisfactory to the Administrative Agent certifying to the satisfaction of each condition set forth in this Section 6.1.

6.2 Restructure Effective Date and Confirmation Upon satisfaction thereof, the Administrative Agent immediately shall notify the Borrowers, the Lenders and the other Agents of the satisfaction of each of the conditions set forth in Section 6.1, and the consents contained in Section 1 hereof, the obligation of Administrative Agent to deliver the Partnership Release pursuant to Section 2 hereof and the amendments to the Credit Agreement contained in Section 3 hereof shall become effective upon delivery of such notice (the date of such notice being the “Restructure Effective Date”).

SECTION 7. Representations and Warranties. In order to induce the Agents and each Lender to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Agents and each Lender that:

7.1 Authorization, Enforceability. The execution, delivery and performance of this Amendment by each Loan Party are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

7.2 Governmental Approvals; No Conflicts. The execution, delivery and performance of this Amendment by each Loan Party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect (except for any such consent, approval, registration or filing, or any other action, referred to in this clause the absence of which could not reasonably be expected to have a Material Adverse Effect), (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents (in the case of clause (b) (other than as clause (b) relates to the Certificate of Incorporation and Bylaws or other organizational documents of a Loan Party) or (c), which would not reasonably be expected to have a Material Adverse Effect).

7.3 Bring Down. The representations and warranties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

7.4 Absence of Defaults. Both before and after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.

SECTION 8. Miscellaneous.

8.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended hereby, remain in full force and effect. The applicable Loan Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

8.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.3 Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until this Amendment has been executed by each Loan Party and each Lender at which time this Amendment shall be binding on, enforceable against and inure to the benefit of the Loan Parties and all Lenders. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.4 COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

8.5 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

8.6 No Implied Waivers. No failure or delay on the part of the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.7 Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Agents and the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) such Loan Party has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this Amendment of its own free will and volition, and (d) this Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders. The recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

8.8 Arms-Length/Good Faith. This Amendment has been negotiated at arms-length and in good faith by the parties hereto.

8.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

8.10 Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

8.11 Confirmation of Loan Guaranty, Assignments; Further Assurances. By signing below where indicated each Loan Party, in its capacity as Loan Guarantor, hereby acknowledges and approves the Credit Agreement, as amended by this Amendment, and the Loan Documents (including, without limitation, any and all documents delivered in connection with this Amendment) and the terms thereof, and specifically agrees to comply with all provisions which refer to or affect such Loan Guarantor, the Loan Guaranty and any matter in connection therewith. Without limiting the generality of the foregoing, each Loan Guarantor specifically consents to all of the transactions contemplated in this Amendment and further agrees and confirms that the Loan Guaranty executed and provided to the Agents and Lenders, as applicable, by such Loan Guarantor, continues in full force and effect in favor of the Agents and Lenders, as applicable. The payment of the Guaranteed Obligations (or applicable portion thereof) shall continue to be unconditionally guaranteed by, and Loan Guarantor hereby confirms and ratifies, the Loan Guaranty, and hereby unconditionally guarantees the prompt and full payment of the Guaranteed Obligations (or applicable portion thereof) to the Agents and Lenders, as applicable, in accordance with the terms of the Loan Guaranty. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file or cause same to be done, all such documents, notices or other assurances, and take all such other action, as any Agent may, from time to time, deem reasonably necessary or proper in connection with this Amendment and the Credit Agreement, as amended hereby. For the avoidance of doubt, this Section 8.11 shall no longer apply to the Partnership upon the effectiveness of the release set forth in Section 2.

8.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.13 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWERS:	EDGEN MURRAY CORPORATION

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President

EDGEN MURRAY CANADA INC.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Secretary and Treasurer

EDGEN MURRAY EUROPE LIMITED

	By:	/s/ David N.R. Kemp
	Name:	David N.R. Kemp
	Title:	Director

EDGEN MURRAY PTE. LTD.

	By:	/s/ Lynne Nelson
	Name:	Lynne Nelson
	Title:	Director

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

OTHER LOAN PARTIES:	EM HOLDINGS LLC

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Executive Vice President

PIPE ACQUISITION LIMITED

	By:	/s/ David N.R. Kemp
	Name:	David N.R. Kemp
	Title:	Director

EMGH LTD.

	By:	/s/ David N.R. Kemp
	Name:	David N.R. Kemp
	Title:	Director

EMBZ I, L.L.C.

	By:	/s/ David N.R. Kemp
	Name:	David N.R. Kemp
	Title:	Director — EME, Managing Member

EMBZ II, L.L.C.

	By:	/s/ David N.R. Kemp
	Name:	David N.R. Kemp
	Title:	Director — EME, Managing Member

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

EDGEN MURRAY DO BRASIL LIMITADA

By:	/s/ Angel Alexander Collazo Carrasquel
Name:	Angel Alexander Collazo Carrasquel
Title:	Managers

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

AGENTS/LENDERS:	JPMORGAN CHASE BANK, N.A., individually, as US Administrative Agent, US Collateral Agent, a US Revolving Lender, Issuing Bank and Swingline Lender

	By:	/s/ Timothy J. Whitefoot
	Name:	Timothy J. Whitefoot
	Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent, Canadian Collateral Agent and a Canadian Revolving Lender

	By:	/s/ Agostino A. Marchetti
	Name:	Agostino A. Marchetti
	Title:	Vice President

J.P. MORGAN EUROPE LIMITED, individually, as UK Administrative Agent and UK Collateral Agent

	By:	/s/ Timothy Jacob
	Name:	Timothy Jacob
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, individually, as a UK Revolving Lender

	By:	/s/ Timothy Jacob
	Name:	Timothy Jacob
	Title:	Senior Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

HSBC BANK USA, N.A., as a US Revolving Lender

By:	/s/ Rafael De Paoli
Name:	Rafael De Paoli
Title:	Vice President

HSBC BANK PLC, as a UK Revolving Lender

By:	/s/ Scott McClurg
Name:	Scott McClurg
Title:	Global Relationship Manager

HSBC BANK CANADA, as a Canadian Revolving Lender

By:	/s/ Jesse McMasters
Name:	Jesse McMasters
Title:	Assistant Vice President — Commercial Banking

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as a Singapore Revolving Lender, Singapore Administrative Agent and Singapore Collateral Agent

By:	/s/ Sim Gong Chin
Name:	Sim Gong Chin
Title:	Vice President Commercial Banking

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

WELLS FARGO CAPITAL FINANCE, LLC, as a US Revolving Lender and a UK Revolving Lender

By:	/s/ Kevin S. Fong
Name:	Kevin S. Fong
Title:	Vice President

WELLS FARGO FOOTHILL CANADA ULC, as a Canadian Revolving Lender

By:	/s/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

BANK OF AMERICA, N.A., as a US Revolving Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	ABPS

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Revolving Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as a UK Revolving Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	ABPS

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO CREDIT AGREEMENT – EDGEN MURRAY CORPORATION]

SCHEDULE 1.03

PERMITTED INVESTORS

[See attached]

SCHEDULE 1.03

Schedule 1.03 Permitted Investors (EMIILP & B&L Holdings Investors)

Investor
General Partner	Edgen Murray II GP, LLC
Fund IV	Jefferies Capital Partners IV L.P.
Jefferies Employee Partners IV LLC
JCP Partners IV LLC
Co-Investors	PPM America Private Equity Fund II, L.P.
Tower Square Capital Partners II, L.P.
Tower Square Capital Partners II-A, L.P.
Tower Square II Holding 06-01, Inc.
General Electric Pension Trust
Lehman Brothers Fund of Funds XVIII
Lehman Brothers PEP Holdings Limited
Phoenix Life Insurance Company
Pacific Street Fund LP
Management	Alan Currie
Alan Jones
Alistair Stocks
Amanda Marie LaBorde
Angel Alex Collazo
Angela Stanfield
Brian Kiefer
Chad R. Vogt
Chris Cobb
Chris Henry
Colin McDonald
Craig Doel
Craig Kiefer
Damian Chia
Dan Keaton
Dan O’Leary
Darrell Harvey
David Kemp
David Laxton
David Mullaney
Dennis Wayne Carroll
Devin Roy
Doug Daly
Erika Cochran
Farrah Dupre

SCHEDULE 1.03

Glenn Marcel
Graeme Cadger
Greg Baker
Jason Harleaux
Jed DiPaolo
Jeff Bikshorn
Jeff English
Jessica Kirk
Jim Berger
Jim Clark
Jim Gardiner
John Nicholas
John R. Roos
Jon Easton
Ken Cockburn
Kevin A. Leinauer
Kurt Wayne Austin
Larry A. Blake
Lynne Nelson
Mark Fyffe
Matt Miles
Melissa Allen
Michael Craig
Mickey Melton
Mike Good
Mike Kelly
Mike Proesch
Mike Scott
Nelson Lee
Nicolas Bujes
Pat Boyle
Perry Luigs
Peter Richardson
Petro Steel International, LP
Phil Tucker
Ralph B. Lawrence
Randall Harless
Ray Brady
Rob Fishbein
Robert Abbott
Robert Gilleland

SCHEDULE 1.03

Ronnie Walker
Ross Cowan
Roy Meredith
Scott Jetton
Shana St Romain Moss
Shankar Subramanian
Shawn Breeland
Sivashenbagan
Steven Torrence
Stuart Clayland Wilson
Tariq Quereshi
Todd Gillen
Tom Hegarty
Tom Watson
Wily Hamilton
Billy Luke Havens
Bob Dvorak
Brad Berlin
Brad Emge
Cal Meier
Dan Nicolet
David Nikkel
David Smith
Donnie Joiner
Gary Lankford
George Reeves
James Herman
Jeff Andrews
John Emge
John Stewart
Lane Fowler
Max Simon
Michael Logue
Mike Joyce
Ralph Smith
Randy Akins
Ronnie Ricks
Sheila McFatridge
Steve Holloway

SCHEDULE 1.03

EXHIBIT A

STEPS MEMO

[See attached]

EXHIBIT A

EDGEN MURRAY STEPS MEMO

1.	Transfer of EMGH Limited by the Partnership to US Borrower. Edgen Murray II, L.P. (the “Partnership”) shall transfer all of the issued and outstanding equity interests of EMGH Ltd. to Edgen Murray Corporation (“US Borrower”), and thereby EMGH Ltd. shall become a wholly owned subsidiary of US Borrower.

2.	Redemption of US Borrower’s Interest in Bourland & Leverich Holdings LLC. In complete redemption of US Borrower’s entire limited liability company interest in Bourland & Leverich Holdings LLC (“B&L”), B&L shall distribute to US Borrower a number of units it holds in its operating subsidiary, Bourland & Leverich Supply Co. LLC (“B&L Supply”).

3.	Contribution of US Borrower and B&L Supply to EM Holdings LLC or EDG Holdco LLC. The Partnership and B&L shall contribute directly, or indirectly through one or more transfers, all of the issued and outstanding capital stock of US Borrower and all of the membership units (not owned by US Borrower) of B&L Supply, respectively, to EM Holdings LLC or EDG Holdco LLC. EM Holdings LLC will be a wholly owned subsidiary of EDG Holdco LLC. In connection with these transfers, the Partnership and B&L will become owners of EDG Holdco LLC. EDG Holdco LLC will be controlled, and partially owned, by Edgen Group Inc.

4.	Optional Purchase of B&L Supply Units. If the Partnership so elects, EM Holdings LLC shall purchase such number of US Borrower’s B&L Supply membership units as the Partnership shall elect for amount in cash or, if US Borrower so elects, a note from EM Holdings LLC.

EXHIBIT A

EXHIBIT B

PARTNERSHIP RELEASE

[See attached]

EXHIBIT B

RELEASE OF GUARANTOR

[            ], 2012

Reference is hereby made to that certain CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated as of April [            ], 2012, by and among EDGEN MURRAY CORPORATION, a Nevada corporation, EDGEN MURRAY CANADA INC., an Alberta corporation, EDGEN MURRAY EUROPE LIMITED, a limited company incorporated under the laws of England and Wales with registered number 01241058, EDGEN MURRAY PTE. LTD., an entity organized under the laws of Singapore, as borrowers, the other Loan Parties party thereto, the Lenders party thereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”), the US Collateral Agent and the Issuing Bank, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as the Canadian Administrative Agent and the Canadian Collateral Agent, J.P. MORGAN EUROPE LIMITED, as the UK Administrative Agent and the UK Collateral Agent, and THE HONG KONG AND SHANGHAI BANKING CORPORATION LIMITED, as the Singapore Administrative Agent and the Singapore Collateral Agent. Capitalized terms used but not defined herein have the meanings set forth in the Amendment.

In furtherance of Sections of the Amendment, the Administrative Agent hereby notifies the Borrowers, the Lenders, and the other Agents that the Partnership is hereby released from its obligations under the Loan Documents and all property of the Partnership is hereby released from the Liens of the Collateral Documents.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent

By:
Name:
Title:

EXHIBIT B